Exhibit 10.5


                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the "Agreement") dated for reference the 5th day of November, 2001 (the "Effective Date").

BETWEEN:

                  AIDIICOM TECHNOLOGIES LTD.,
                  ---------------------------
                  a British Columbia Corporation having an office at #701, 601 West Broadway
                  Vancouver, BC  V5Z 4C2
                  Fax: (604) 253-5535

                  (the "Company")

                                                              OF THE FIRST PART

AND:

                  PC-EPHONE LTD.,
                  ---------------
                  a Bermuda Corporation having an office
                  at Milner House, 18 Parliament Street
                  Hamilton, Bermuda HM12
                  Fax: (604) 688-8371

                  (the "Joint Venturer")

                                                             OF THE SECOND PART

WHEREAS:

A. The Company has North American and South American, including Caribbean, distribution rights for the Products and SSC Accessories, as hereinafter defined;

B. The Joint Venturer wishes to acquire the marketing and distribution rights to market and distribute the Products and the SSC Accessories, as hereinafter defined, on the terms and conditions contained herein;

C. The Company wishes to enter into a marketing and distribution arrangement for the Products and SSC Accessories, as hereinafter defined;

D. The parties desire to set out their respective rights and obligations in a written contract,


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:



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



(A) "Confidential Information of the Company" means all business plans, trade secrets, design concepts, knowledge, information, production technology, processes, know how, business projections, customer lists and intellectual property concerning or relating to the business of the Company and the Products, including the Manufacturing Information, which may be communicated to, acquired by, or learned of by the Joint Venturer from the Company, whether or not such information is subject to proprietary protection at law;

(B) "Confidential Information of the Joint Venturer" means all customer lists, sales marketing contacts and information, business plans, trade secrets, knowledge, information, know how, business projections, computer software programs and intellectual property concerning or relating to the business of the Joint Venturer which may be communicated to, acquired by, or learned of by the Company from the Joint Venturer, whether or not such information is subject to proprietary protection at law;

(C)      "Exclusive Marketing and Distribution Territory" means North America;

(D) "Future Products" means any new, replacement, similar, or complementary products and technologies developed following the date of this Agreement from, relating to or replacing any aspect of, the Licensed Technology;

(E) "Intellectual Property Rights" means all United States, Canada, EU, Australia, New Zealand, Africa and South America's trademarks, service marks, Trade Names, trade dress, logos, copyrights, rights of authorship, inventions, mask work rights, moral rights, patents, rights of inventorship, all applications, registrations and renewals in connection with any of the above, database rights, know-how, trade secrets, rights of publicity, privacy and/or defamation, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto;

(F) "Licensed Know-How" means all know-how, trade secrets, inventions, data, processes, techniques, procedures, devices, methods, formulae, protocols and information, whether or not patentable, owned or licensed by or under the control of Company or under which Company has rights to grant licenses, all of which are not covered by the Licensed Patents, but which are necessary or useful for the development and commercial exploitation of Products. Licensed Know-How shall also include any current or future technology of the Company;

(G) "Licensed Patents" means the patented inventions, if any, and any divisionals, continuations, continuations-in-part, extensions, supplemental protection certificates, substitutions, re-examinations, renewals, reissues and Letters Patent issued thereon, and any and all claims under patents and patent applications corresponding thereto, including without limitation all foreign patent filings and Letters Patent issued thereon, and all improvements and derivatives of the inventions, which are owned by or under the control of Company or under which Company has rights to grant licenses, and which will be automatically added to Licensed Patents and, by operation of this provision, become subject to the terms and conditions of this Agreement;

(H) "Licensed Technology" means collectively the Licensed Patents and the Licensed Know-How;

(I) "Manufacturing Information" means all information, technology, data and trade secrets relating to the manufacture of the Products;

(J) "Master Agreement" means the joint venture agreement between the Company and SSC dated for reference September 11, 2001.



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


(K) "Non-exclusive Marketing and Distribution Territory" means the world excluding the Exclusive Marketing and Distribution Territory;

(L) "Patents" means any patents underlying the Products and SSC Accessories which are owned or may be owned by the Company or licensed or which may be licensed to the Company;

(M) "Product" or "Products" means the current device or current devices known as "AIDII Pocket PC" (including all necessary accessories to maintain their functionality) and/or a related device or devices;

(N)      "SSC" means Seoul Systems Co., Ltd., a Korean corporation;

(O) "SSC Accessories" means any hardware accessories or software accessories/products that are purchased by the Company from SSC and that are sold/distributed by the Company;

(P)      "Term" has the meaning described in Section 10 of this Agreement;

(Q) "Trade Name" means the trade name "AIDII" and/or "Pocket PC", or any other trade name for the Product, and the trademark "AIDII" and/or "Pocket PC", or any other trademark for the Product, in the event that the Company is granted trademark protection by the United States Patent and Trademark Office.


2.       Grant of Rights
         ---------------

Distribution Rights
-------------------

2.1 Subject to the terms and conditions of this Agreement, the Company hereby grants to the Marketer: (i) the exclusive right to market, distribute and sell the Products, Future Products, and SSC Accessories within the Exclusive Marketing and Distribution Territory; and (ii) the non-exclusive right to market, distribute and sell the Products, Future Products, and SSC Accessories within the Non-exclusive Marketing and Distribution Territory ((i) and (ii) shall collectively be known as the "Marketing and Distribution Rights"). The Marketing and Distribution Rights will include, but not be limited to, the following rights:


(a) the right to market, distribute and sell the Products, Future Products, and SSC Accessories;

(b) the right and license to use the Trade Name in connection with the marketing, distribution and sale of the Products; and

(c)      the right to offer "private labelling" of the Products and SSC
         Accessories.

2.2 The Marketing and Distribution Rights will extend to the right and license to use the Trade Name or any other trade name or trademark relating to the Products in the event that the Company's application to the U.S. Patent and Trademark Office for the registration of any other trademark, if any, is approved. The Joint Venturer acknowledges that there is no assurance that trademark protection will be granted by the U.S. Patent and Trademark Office.

2.3 The Joint Venturer shall ensure that all Products supplied by the Company and its manufacturers shall meet any and all U.S. and Canadian governmental standards applicable to the sale of and functioning of such Products and SSC Accessories.

2.4 The Company shall assist the Joint Venturer in achieving the ability to privately label the Products including, but not limited to, assisting in obtaining the requisite approvals from third parties. The Joint Venturer acknowledges that the Company may not be able to obtain such approval.


Technology License and Ownership
--------------------------------

2.5 Subject to the terms and conditions of this Agreement, Company hereby grants to Joint Venturer the exclusive license to use and modify the Licensed Technology to make, have made, use, have used, sell and have sold Products within the Exclusive Territory ("Technology Rights").

2.6 Title to the Licensed Technology related to the Products shall always remain with Company, and Joint Venturer shall not acquire any interest therein except the limited right to use the same pursuant to this Agreement. The parties agree that Company shall solely own and have exclusive worldwide right, title and interest in and to Licensed Technology related to the Products, subject to section 2.7 below. Joint Venturer shall not challenge, contest or otherwise impair Company's ownership of Licensed Technology related to the Products or the validity or enforceability of Company's Intellectual Property Rights related thereto.

2.7 Title to any Future Products that are jointly developed by Company and Joint Venturer shall be jointly owned by Company and Joint Venturer. Company shall not challenge, contest or otherwise impair the Joint Venturer's ownership and the validity or enforceability of Joint Venturer's Intellectual Property Rights related thereto.


3.       Prices and Payments
         -------------------

3.1 The Joint Venturer shall have the right to establish its own selling prices for the Products and SSC Accessories within the Exclusive Marketing and Distribution Territory.

3.2 The determination of sales, marketing strategies, and selling prices for the Products and SSC Accessories within the Exclusive Marketing and Distribution Territory will be the responsibility of the Joint Venturer.

3.3 All references to money or currency herein contained shall mean lawful money of the United States of America.

3.4 Each order placed by the Joint Venturer for the purchase of any Products or SSC Accessories shall be subject to the terms and conditions of this Agreement.

3.5 The Company will deliver all Products and SSC Accessories to the Joint Venturer FOB Korea or FOB Taiwan. At the request of the Joint Venturer and at the sole risk and expense of the Joint Venturer, the Company will deliver Products and SSC Accessories to an alternate destination designated by the Joint Venturer.



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


3.6 The prices to be paid by the Joint Venturer to the Company for the Products (the "Product Prices") shall not exceed $450.00 per unit which shall include the standard pd600c device and standard basic accessories. In addition, the Product Prices shall not be greater than the price that is paid by the Company's largest distributor who purchases the most number of units of substantially similar Products and SSC Accessories to those ordered by the Joint Venturer, taking into account quantity ordered, payment terms and other similar considerations.

3.7 The Joint Venturer shall secure all orders with a letter of credit and final payment of any amounts due shall be three (3) days after delivery of the goods. Any overdue amounts shall accrue interest at the Prime Rate charged by the Bank of America plus 2%.


3.8 The Joint Venturer shall provide the Company a minimum 75-day lead time for the initial order and, thereafter, the Joint Venturer shall provide the Company a minimum 45-day lead time for every order after the initial order. The Joint Venturer shall provide a rolling quarterly forecast encompassing a 12-month time frame in order to assist the Company. Such forecasts shall be provided to the Company at least fifty-five (55) days prior to the beginning of each calendar quarter.

3.9. As a condition of maintaining the Marketing and Distribution Rights, the Joint Venturer must purchase the following minimum purchase of Products (the "Minimum Purchase Requirements"):


   Period                                     Minimum Purchase Requirement
   ------                                     ----------------------------

   Effective Date of this Agreement to
   December 31, 2001                                    20,000 units
   January 1, 2002 to June 30, 2002                     60,000 units
   July 1, 2002 to December 31, 2002                    75,000 units
   January 1, 2003 to June 30, 2003                     75,000 units
   July 1, 2003 to December 31, 2003                   150,000 units
   January 1, 2004 to June 30, 2004                    150,000 units
   Each 6-month period after
   June 30, 2004                           To be discussed between the parties.

Purchases by Joint Venturer shall be cumulative for purposes of determining the achievement of the Minimum Purchase Requirements. The failure of the Joint Venturer to achieve the Minimum Purchase Requirements in any applicable period will be deemed to be a default of this Agreement entitling the Company to terminate this Agreement.


4.       Limitation
         ----------

4.1 Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of any Licensed Patents, Trade Name or Confidential Information of the Company to the Joint Venturer or to give the Joint Venturer any right, title or interest in or to any Licensed Patents, Trade Name or Confidential Information of the Company. Except as otherwise expressly provided in this Agreement, the Joint Venturer acknowledges that all patents pertaining to the Products, SSC Accessories or Confidential Information of the Company are and shall remain the exclusive property of the Company or the manufacturer/owner.



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



4.2 Joint Venturer acknowledges that the rights granted to it pursuant to this Agreement are expressly subject to the terms and conditions of the Master Agreement which contains, among other things, consent/approval requirements, limits and thresholds as to the period of exclusivity, volume requirements, and similar conditions. Joint Venturer further acknowledges that the rights granted to it hereunder shall be subject to the conditions and limitations contained in the Master Agreement including methods of payment, and payment security requirements.


5.       Sub-marketers and Sub-Distributors
         ----------------------------------


5.1 The Joint Venturer will not have the right to appoint sub-marketers and/or sub-distributors within the Exclusive Marketing and Distribution Territory unless: (a) each sub-marketer and/or sub-distributor enters into a conditional sub-marketer and/or conditional sub-distribution agreement with the Joint Venturer which binds the sub-marketer and/or sub-distributor to the terms and conditions set forth in this Agreement. The conditions of such agreement shall also include a condition that the agreement requires written approval by the Company prior to becoming effective; (b) the Joint Venturer delivers the final conditional agreement between the Joint Venturer and the intended sub-marketer and/or sub-distributor to the Company; and (c) the Company delivers written notice to the Joint Venturer that the Company approves of such conditional agreement; and

5.2 In the event of restructuring of the Joint Venturer so that separate companies are used to sell Products within the Exclusive Marketing and Distribution Territory, such separate companies shall collectively be considered to be parties to this Agreement in place and stead of the Joint Venturer named herein, with the need for consent of the Company.


6.       Additional Covenants of the Joint Venturer
         ------------------------------------------

6.1        The Joint Venturer will throughout the term of this Agreement:

(a) ensure that any advertising or promotional efforts undertaken by the Joint Venturer will be conducted in compliance with advertising and marketing guidelines established by the Company in order to ensure a consistent marketing and brand recognition of the Products and SSC Accessories;

(b) comply with all applicable laws and regulations regarding the distribution, marketing and sale of the Products and SSC Accessories within the Exclusive Marketing and Distribution Territory;

(c) not give information on and guarantee the performance and efficiency of the Products and SSC Accessories unless otherwise confirmed by the Company;

(d) purchase and maintain a sufficient liability insurance policy with reputable insurance companies in those jurisdictions in which the Joint Venturer markets, distributes and sells the Products;


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


(e) not enter into any business that is unrelated to telecommunications without the prior written consent of the Company;

(f) not represent itself as an agent and/or legal representative of the Company;

(g) not challenge the Company for the Company's Patents, Trade Name and/or other intellectual properties.

6.2 Execution and delivery of this Agreement by the Joint Venturer has been duly authorized. The person executing this Agreement on behalf of the Joint Venturer has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of the Joint Venturer and is enforceable against the Joint Venturer in accordance with its terms.


7.       Additional Covenants of the Company
         -----------------------------------

7.1      The Company will during the term of this Agreement:

(a) provide the Joint Venturer with such information as the Company considers appropriate in order to assist the Joint Venturer in the preparation of sales promotion material and shall provide the Joint Venturer with its sales promotional material relating to the Products in order to facilitate advertising of the Products within the Exclusive Marketing and Distribution Territory;

(b) permit the Joint Venturer and its sub-distributors to hold themselves out as authorized distributors of the Products within the Exclusive Marketing and Distribution Territory;

(c) The Company will not directly, or indirectly, sell Products to any customers in the Exclusive Territory and, furthermore, will refer those customers to the Joint Venturer.

7.2 Execution and delivery of this Agreement by the Company has been duly authorized. The person executing this Agreement on behalf of the Company has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.


8.       Indemnification
         ---------------

8.1 Each of the parties agrees to indemnify and hold harmless the other party from any liability arising out of the act or omission of the indemnifying party, its servants, agents and representatives.

8.2 The Company shall not be responsible for any claim and loss arising out of the marketing, sales and distribution process of the Joint Venturer, its sub-marketers and/or its sub-distributors.

8.3 The Joint Venturer shall be responsible for the losses and claims arising out of the conduct, non-performance and misrepresentations of the Joint Venturer, its sub-marketers and/or its sub-distributors, if any. Furthermore, the Joint Venturer shall defend itself and shall indemnify and hold harmless the Company and the manufacturer from any liability arising therefrom.



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



9.       Confidential Information
         ------------------------

9.1 The Company acknowledges that the Confidential Information of the Joint Venturer is the property of the Joint Venturer and the success, profitability and competitive position of the Joint Venturer requires that the Confidential Information of the Joint Venturer be maintained in confidence by the Company. Accordingly, the Company covenants and agrees with the Joint Venturer, subject to Sections 9.2 and 9.3 of this Agreement, that:

(a) the Company will at all times keep all Confidential Information of the Joint Venturer in the strictest confidence;

(b) the Company will not use the Confidential Information of the Joint Venturer for any purpose other than for performing its obligations pursuant to this Agreement;

(c) the Company will not at any time publish or in any way participate or assist in the publishing of any Confidential Information of the Joint Venturer;

(d) the Company will not disclose or assist in the disclosure of any Confidential Information of the Joint Venturer to any person, firm, corporation or other entity.

9.2 The Company may disclose the Confidential Information of the Joint Venturer in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Joint Venturer, each of whom shall be advised of the confidential nature of such Confidential Information.

9.3 The Company may disclose the Confidential Information of the Joint Venturer only to the extent necessary in order that the Company may comply with all applicable laws and regulations.

9.4 The Joint Venturer acknowledges that the Confidential Information of the Company is the property of the Company and the success, profitability and competitive position of the Company requires that the Confidential Information of the Company be maintained in confidence by the Joint Venturer. Accordingly, the Joint Venturer covenants and agrees with the Company, subject to Sections
9.5 and 9.6 of this Agreement, that:


(a) the Joint Venturer will at all times keep all Confidential Information of the Company in the strictest confidence;

(b) the Joint Venturer will not use the Confidential Information of the Company for any purpose other than for performing its obligations pursuant to this Agreement;

(c) the Joint Venturer will not at any time publish or in any way participate or assist in the publishing of any Confidential Information of the Company;

(d) the Joint Venturer will not disclose or assist in the disclosure of any Confidential Information of the Company to any person, firm, corporation or other entity.

9.5 The Joint Venturer may disclose the Confidential Information of the Company in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Joint Venturer.



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


9.6 The Joint Venturer may disclose the Confidential Information of the Company only to the extent necessary in order that the Joint Venturer may comply with all applicable laws and regulations.

9.7 No waiver by either party of its rights pursuant to the confidentiality agreements or any consent to any release of confidential information shall be effective unless expressed in writing, and no such waiver or consent shall apply beyond the specific facts in respect of which the waiver of consent was given.

9.8 This confidentiality agreement of each party does not apply to information that is or becomes publicly available or is lawfully received by the other party other than by breach of this confidentiality agreement.


10.      Term and Termination
         --------------------

10.1 The term of this Agreement (the "Term") will commence on the Effective Date of this Agreement and will continue until the earlier of : (a) June 30, 2004;
(b) the date on which this Agreement is terminated in accordance with the provisions of this Agreement; or (c) the date on which the Company's primary distribution agreement is terminated.

10.2 Each of the Company and the Joint Venturer shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect and the expiry of any applicable period for remedy of the default:


(a) if a party is in default of any of the material terms or conditions of this Agreement and fails to remedy such default within 3 days of written notice thereof from the other party;

(b) if the other party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(c) if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(d) if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

(e) if the Joint Venturer fails to issue to the Company an initial purchase order for 1,000 Products and SSC Accessories prior to October 5, 2001.

(f) if the Joint Venturer's affiliated company, Cyberbank Corp., produces a personal digital assistant without phone/voice capabilities.

10.3 Upon termination of this Agreement for any reason whatsoever, the following shall apply:



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



(a) those rights and obligations of each of the Company and Joint Venturer which are expressly stated to survive termination of this Agreement will survive termination and will continue in full force and effect;

(b) all rights and privileges granted by the Company to the Joint Venturer pursuant to this Agreement, including the rights to market, distribute and sell Products, will immediately terminate and be relinquished by the Joint Venturer, and thereafter Joint Venturer shall take no action that would make it appear to the public that the Joint Venturer is still supplying Products;

(c) Joint Venturer shall return to the Company all advertising, informational or technical material given to the Joint Venturer by the Company;

(d) The Joint Venturer shall cease using the Licensed Technology, Trade Names and thereafter refrain from holding itself out as an authorized distributor of the Products;

(e) The Joint Venturer will retain in confidence all information regarding the business and property of the Company and the Products;

(f) all sub-marketing agreements and sub-distribution entered into by the Joint Venturer will terminate.

The provisions of this Section 10.3 will survive the termination of this Agreement.


11.      After-sales Support
         -------------------

11.1 The Company shall be responsible for warranty claims by customers of the Products for 14 months from the date of the bill of lading of the Products, except that the Joint Venturer, at all times, shall be responsible for handling the receiving, shipping and housing of Products and of SSC Accessories requiring warranty and repair claims.

11.2 The Joint Venturer will act as a "standard repair service center" to repair the Products and the SSC Accessories found defective under normal use by users or consumers.


12.      Board Approval by Company
         -------------------------

12.1 Notwithstanding anything to the contrary, this Agreement shall not become effective unless the Company's Board of Directors approves all of the terms of this Agreement before October 15, 2001.


13.      Miscellaneous Provisions
         ------------------------

13.1     Entire Agreement
         ----------------



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



This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

13.2     Interpretation
         --------------

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

13.3     Severability
         ------------

In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

13.4     Force Majeure
         -------------

In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, labour transportation facilities or necessary materials or supplies, default or power failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Joint Venturer and will not be deemed to be in default during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be canceled.

13.5     Notices
         -------

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

         (a)      Delivered personally;
         (b)      Sent by prepaid courier service or mail; or
         (c) Sent prepaid by telecopiers, fax telex or other similar means of electronic communication addressed to the "President" at the address/fax number shown for the Joint Venturer or the Company, as the case may be, at the beginning of this Agreement.

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by telex, fax, telecopier or other electronic communication (other than e-mail), on the first business day thereafter, or if sent by courier on the third business day thereafter or if sent by mail on the tenth business day thereafter. Any party may change any particulars of its address/fax number for notice by giving notice to the other party in the manner above described.

For determining the date on which any notice shall have been received, the date of delivery will be the date in Vancouver, British Columbia, Canada at the time of delivery.



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



13.6     Time of the Essence
         -------------------

Time shall be of the essence.

13.7     Further Assurances
         ------------------

The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

13.8     Successors and Assigns
         ----------------------

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. However, unless expressly provided by this Agreement and under the terms and conditions herein, this Agreement may not be assigned by the Joint Venturer.

13.9     Non-Waiver
         ----------

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

13.10    Arbitration
         -----------

All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by this Agreement, shall be referred to and finally resolved by Arbitration, under the rules of the British Columbia International Commercial Arbitration Center (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within twenty-one (21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Surrey, British Columbia. The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

13.11    Governing Law
         -------------

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.



                           [Signature Page to follow]



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



IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date and year first above written.


PC-EPHONE LTD.                              AIDIICOM TECHNOLOGIES LTD.
by its authorized signatory                 by its authorized signatory


/s/ David Meltzer____________               /s/ Carlos Lau_______________
Signature of Authorized Signatory           Signature of Authorized Signatory


David Meltzer_____________                  Carlos Lau_______________
Name of Authorized Signatory                Name of Authorized Signatory


CEO, President____________                  Director__________________________
Position of Authorized Signatory            Position of Authorized Signatory